Exhibit 4.4
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.
AUTHENTEC, INC.
WARRANT TO PURCHASE _____ SHARES
OF SERIES C PREFERRED STOCK
     THIS CERTIFIES THAT, for value received, ________________ (the “Holder”) is entitled to subscribe for and purchase ________________ shares of the fully paid and nonassessable Series C Convertible Preferred Stock, par value $0.01 per share (as adjusted pursuant to Section 4 hereof, the “Shares”) of AuthenTec, Inc., a Delaware corporation (the “Company”), at the price of $0.50119 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term “Series Preferred” shall mean the Company’s presently authorized Series C Preferred Stock, and any stock into or for which such Series C Preferred Stock may hereafter be converted or exchanged, and after the automatic conversion of all the Series C Preferred Stock to Common Stock, if any, shall mean the Company’s Common Stock, (b) the term “Date of Grant” shall mean February 24, 2003, and (c) the term “Other Warrants” shall mean any other warrants to purchase Series C Preferred Stock issued by the Company pursuant to the terms of the Series C Preferred Stock and Warrant Purchase Agreement, dated February 24, 2003 (the “Purchase Agreement”) and warrants to purchase Series C Preferred Stock issued by the Company pursuant to the SoundView Side Letter, as defined in the Purchase Agreement, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant. The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.
     1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through December 31, 2007.
     2. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part and from time to time, at the election of the Holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; (b) if in connection with a public offering (a “Public Offering”) under the Securities Act of 1933, as amended (the “Act”) of the Company’s securities, pursuant to an effective registration statement under the Act (a “Registration Statement”), the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the Holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased; or (c) exercise of the conversion right provided for in Section 10.2 hereof. The person or persons in whose name(s) any certificate(s) representing shares of Series Preferred shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record Holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as possible and in any event within such thirty-day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the Holder, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the Holder exercising this Warrant) within the time period required to settle any trade made by the Holder after exercise of this Warrant.
     3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series Preferred to provide for the exercise of the rights represented by this Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of the Series Preferred into Common Stock.
     4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
          (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (including without limitation the automatic conversion of the Series Preferred to Common Stock)(other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series Preferred theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a Holder of the number of shares of Series Preferred then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Series Preferred purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.
          (b) Split, Subdivision or Combination of Shares. If the Company shall at any time while this Warrant remains outstanding and unexpired increase the outstanding shares of Series Preferred by split, subdivision or otherwise, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased; conversely, if the Company shall at any time while this Warrant remains outstanding and unexpired reduce the outstanding shares of Series Preferred by reverse split, combination or otherwise, the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased.
          (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Series Preferred payable in Series Preferred, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series Preferred outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series Preferred outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Series Preferred (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Series Preferred (or Common Stock issuable upon conversion thereof) as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution.

          (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares of Series Preferred purchasable hereunder shall be adjusted, to the nearest whole share (with one half rounded up), to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.
          (e) Antidilution Rights. The other antidilution rights applicable to the Shares purchasable hereunder set forth in the Company’s Second Amended and Restated Certificate of Incorporation, a true and complete copy of which is attached as Exhibit A to the Purchase Agreement (the “Charter”), including the price-based antidilution set forth in Article IV, Section I(6)(j) of the Charter, shall apply to the Shares prior to exercise and after exercise of this Warrant. The Company shall promptly provide the Holder hereof with a certified copy of any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.
     5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall deliver (pursuant to Section 12) to the Holder a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment. In addition, whenever the conversion price or conversion ratio of the Series Preferred shall be adjusted, the Company shall deliver (pursuant to Section 12) to the Holder a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Series Preferred after giving effect to such adjustment.
     6. Fractional Shares. No fractional shares of Series Preferred will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Series Preferred on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors.
     7. Disposition of Warrant or Shares. Holder agrees not to make any disposition of all or any portion of this Warrant unless and until the Holder has complied with the terms of the Stockholders’ Agreement, as defined in the Purchase Agreement, and the transferee has agreed in writing for the benefit of the Company to be bound by this Section 7 and the Ancillary Agreements (as defined in the Purchase Agreement) provided and to the extent this Section and such agreements are then applicable, and:
          (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or
          (b) (i) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.
          (c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any of its affiliates or to a Holder that is a limited liability company to a member of such limited liability company, that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such member, partner or retired partner or the transfer by gift, will or intestate succession of any member or partner to his or her spouse or to the siblings, lineal descendants or ancestors of such member, partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Holder hereunder.
     8. Rights as Stockholders; Information. No Holder, as such, shall be entitled to vote or receive dividends upon or be deemed the Holder of the Shares underlying this Warrant until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the Holder such information, documents and reports as are generally distributed to the holders of any preferred class or series of the securities of the Company concurrently with the distribution thereof to such stockholders.
     9. Registration Rights. The registration and other rights of the Third Amended and Restated Registration Rights Agreement dated February 24, 2003, shall apply to the Holder(s).
     10. Additional Rights.
     10.1 Acquisition Transactions. The Company shall provide the Holder with at least twenty (20) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a reorganization or sale of securities) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.
     10.2 Right to Convert Warrant into Stock: Net Issuance.
          (a) Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Series Preferred as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the

          Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Series Preferred as is determined according to the following formula:

X	=	B - A Y

Where:	X	=	the number of shares of Series Preferred that shall be issued to Holder

	Y	=	the fair market value of one share of Series Preferred

	A	=	the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

	B	=	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)
     No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 10 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.
     (b) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement (in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), and, at the election of the Holder hereof, may be made contingent upon the closing of the sale of a Public Offering. Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.
     (c) Determination of Fair Market Value. For purposes of this Section 10.2, “fair market value” of a share of Series Preferred as of a particular date (the “Determination Date”) shall mean:
          (i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering.

          (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:
               (A) If traded on a securities exchange, the fair market value of the Series Preferred shall be deemed to be the average of the closing prices of the Series Preferred on such exchange over the twenty (20) trading days immediately prior to the Determination Date;
               (B) If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Series Preferred over the twenty trading (20) days immediately prior to the Determination Date; and
               (C) If there is no public market for the Series Preferred, then fair market value shall be determined by mutual agreement of the Holder and the Company’s Board of Directors.
In making a determination under clauses (A) or (B) above, if on the Determination Date, twenty trading days had not passed since the Public Offering, if such Public Offering was the Company’s initial public offering of its shares of Common Stock (the “IPO”), then the fair market value of the Common Stock shall be the average closing prices or closing bid prices, as applicable, for the shorter period beginning on and including the date of the IPO and ending on the trading day prior to the Determination Date (or if such period includes only one trading day the closing price or closing bid price, as applicable, for such trading day). If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.
     10.3 Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Series Preferred is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Series Preferred upon such expiration shall be determined pursuant to Section 10.2(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the Holder hereof of the number of Shares, if any, the Holder hereof is to receive by reason of such automatic exercise.
     11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated upon the written consent of the Company and the holders of 66% of the Warrant Shares issuable upon exercise of the Warrants held by all holders of the Warrants and Other Warrants. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Holder of Warrants and Other Warrants.

     12. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after mailing if deposited with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.
     13. Binding Effect on Successors. This Warrant shall be binding upon all successors and assigns, including without limitation any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the Series Preferred issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.
     14. Lost Warrants or Stock Certificates. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.
     15. Descriptive Headings. The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
     16. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.
     17. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.
     18. No Impairment of Rights. Except as pursuant to an amendment of the Charter in compliance with the requirements of Article IV Section I(8) of the Charter or any successor provision thereto, the Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

     19. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.
     20. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.
     21. Entire Agreement. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.
     The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

Authen Tec, Inc.
By:
Title:

EXHIBIT A-1
NOTICE OF EXERCISE

To:	AUTHENTEC, INC. (the “Company”)

	1.	The undersigned hereby:

		☐	elects to purchase _____________ shares of [Series Preferred Stock] [Common Stock] of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

		☐	elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to _____________ Shares of [Series Preferred Stock] [Common Stock].

	2.	Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)
     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.
_____________________________________________
(Signature)
_____________
        (Date)

A-1

EXHIBIT A-2
NOTICE OF EXERCISE
To: AUTHENTEC, INC. (the “Company”)
     1. Contingent upon and effective immediately prior to the closing (the “Closing”) of the Company’s public offering contemplated by the Registration Statement on Form S___, filed___, 200___, the undersigned hereby:
     ☐ elects to purchase _____________ shares of [Series Preferred Stock] [Common Stock] of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or
     ☐ elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to _____________ Shares of [Series Preferred Stock] [Common Stock].
     2. Please deliver to the custodian for the selling stockholders a stock certificate representing such _____________ shares.
     3. The undersigned has instructed the custodian for the selling stockholders to deliver to the Company $_____________ or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.
_____________________________________________
(Signature)
_____________
        (Date)

A-2

EXHIBIT B
CHARTER